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                                                                   EXHIBIT 21.1






                       UNIVERSAL SEISMIC ASSOCIATES, INC.

                          SUBSIDIARIES OF THE COMPANY





               Name                          Percentage              State
               ----                          ----------              -----

     Universal Seismic Acquisition, Inc.        100%                 Texas
     Universal Seismic Technologies, Inc.       100%                 Texas
     Marine Automated Surveys, Inc.             100%                 Texas
     UNEXCO, Inc.                               100%                 Delaware